Exhibit 10.2

                                James L. Bildner
                        10780 Parkridge Blvd., Suite 400
                                Reston, VA 20191

                                December 13, 2004



Tier Technologies, Inc.
10780 Parkridge Blvd, Suite 400
Reston, Virginia  20191
Attn:  Deanne Tully, General Counsel

     Re: Cross-Collateralization Agreement
         ---------------------------------

Ladies and Gentlemen:

     Reference is made to the following six promissory notes made by me payable to Tier Technologies, Inc. ("Tier"): (1) Amended and Restated Full Recourse Secured Promissory Note dated April 1,1998 in the principal amount of $1,218,800 ("Note One"); (2) Amended and Restated Full Recourse Secured Promissory Note dated April 1,1998 in the principal amount of $283,600 ("Note Two"); (3) Full Recourse Promissory Note dated July 26, 2000 in the principal amount of $300,000 ("Note Three"); (4) unsecured promissory note dated January 2, 1997 in the principal amount of $161,652 ("Note Four"); (5) unsecured promissory note dated May 31, 1997 in the principal amount of $25,000 ("Note Five"); and (6) unsecured promissory note dated July 15, 1997 in the principal amount of $35,000 ("Note Six"). These six notes together are referred to herein as the "Notes."

     Reference is also made to the following three pledge agreements between Tier and me pursuant to which I have pledged stock of Tier to secure certain of the Notes: (1) Third Amended and Restated Pledge Agreement dated as of June 30, 1999, securing obligations under Note One ("Pledge One"); (2) Second Amended and Restated Pledge Agreement dated as of June 30, 1999, securing obligations under Note Two ("Pledge Two"); and (3) Pledge Agreement dated as of April 1, 2004, securing obligations under Note Three ("Pledge Three"). These three pledge agreements together are referred to herein as the "Pledge Agreements."

     In exchange for valuable consideration, which is hereby acknowledged and received, Tier has requested, and I have agreed, that the collateral pledged under each of the Pledge Agreements shall serve as security for my obligations under each of the Notes. Accordingly, I agree as follows:

     1. Each of the Pledge Agreements secures the payment of all of my present and future obligations, duties, and liabilities under each of the Notes and under each of the Pledge Agreements (collectively, the "Obligations"). All references to the "Obligations" contained in each of the Pledge Agreements shall hereafter be deemed to refer to the Obligations as defined in this letter agreement.

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     2. The Pledged Collateral under each of the Pledge Agreements shall hereafter secure all of the Obligations.

     3. All references to (1) the "April 1998 Note" or "Section 2 of the April 1998 Note" in Pledge One; (2) the "April 1998 Note" or "Section 2 of the April 1998 Note" in Pledge Two; and (3) the "Note" or "Section 2 of the Note" in Pledge Three shall hereafter be deemed to be references to the Notes as defined in this letter agreement. These include, without limitation, the references in Sections 3(a), 6(a), 6(b), 8(a)(i), 8(a)(iv), 8(c), 10 and 12 of each of the
Pledge Agreements.

     4. All references to (1) the "Second Amended and Restated Pledge Agreement" in Note One and (2) the "Amended and Restated Pledge Agreement" in Note Two shall hereafter be deemed to be references to the Pledge Agreements as defined in this letter agreement.

     5. Each Pledge Agreement is amended hereby to provide that the address for notice to Tier set forth in Section 13 thereof shall hereafter be the address set forth above, attention Chief Financial Officer.

     6. Except as set forth in this letter agreement, all other terms and provisions of each of the Notes and, as amended hereby, each of the Pledge Agreements is confirmed to be in full force and effect.

     7. I understand that Tier may, in consultation with its outside corporate counsel, request that I execute a more formal agreement amending each of the Pledge Agreements and/or each of the Notes to effectuate the intent of this letter, and I agree to work with Tier in good faith to enter into such an agreement and amendments if reasonably requested by Tier.

                                                            Very truly yours,


                                                            /s/ James L. Bildner
                                                            --------------------
                                                            James L. Bildner

Acknowledged and Accepted:

TIER TECHNOLOGIES, INC.


By: /s/ James R. Weaver
    ----------------------
    Name:  James R. Weaver
    Title: CEO & Chairman